UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2011

Symetra Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 256-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2011, the Company entered into a $300.0 million senior unsecured revolving credit agreement (the "Credit Agreement") with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Co-Bookrunners and Co-Lead Arrangers. The Credit Agreement also provides access to up to an additional $100.0 million of financing through an expansion feature under which the aggregate commitment of the lenders or additional lenders thereto may be increased up to $400.0 million, subject to the availability of additional commitments. The Credit Agreement is set to mature on December 14, 2015. The revolving credit facility is available to provide support for working capital, capital expenditures, and other general corporate purposes, including permitted acquisitions, issuance of letters of credit, refinancing outstanding indebtedness and payment of fees in connection with the Credit Agreement.

The Credit Agreement provides for a four-year revolving credit facility pursuant to which revolving credit loans and letters of credit may be provided to the Company, as applicable, from time to time. The Credit Agreement also provides for the extension of swing line loans to the Company. Borrowings under the Credit Agreement will bear interest at a variable annual rate based on adjusted LIBO or the alternate base rate ("ABR") plus, in each case, an applicable margin, provided that each swing line loan will bear interest based upon ABR. Under the terms of the Credit Agreement, the Company is required to maintain certain financial ratios. In particular, each of the Company’s material insurance subsidiaries must maintain a risk-based capital ratio of at least 225%, measured at the end of each year, and the Company’s debt-to-capitalization ratio, excluding AOCI, may not exceed 35%, measured at the end of each quarter. In addition, the Company has agreed to other covenants restricting the ability of its subsidiaries to incur additional indebtedness, its ability to create liens, and its ability to change its fiscal year and to enter into new lines of business, as well as other customary affirmative covenants.

To be eligible for borrowing funds under this facility, the representations and warranties that the Company made in the Credit Agreement must be true in all material respects at the time of such borrowing, and the Company must not be in default under the facility, including failure to comply with the covenants described above.

The foregoing description is a summary of the material terms of the Credit Agreement and is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1. to this Current Report on Form 8-K and is incorporated herein by reference.

On December 14, 2011, the Company issued a press release announcing the termination of the Prior Credit Agreement (as defined below) and the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1. to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Effective December 14, 2011, concurrently with entry into the Credit Agreement referenced under Item 1.01 above, the Company terminated its credit agreement, dated August 16, 2007 (the "Prior Credit Agreement"), among the Company, as borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and Issuing Lender, and other lenders party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent, and The Bank of New York, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, and U.S. Bank, National Association, as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

At termination, the Company had no borrowings outstanding under the Prior Credit Agreement and was in compliance with all covenants. No early termination fees were incurred in connection with the termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above under Item 1.01 is incorporated by reference into this Item 2.03. There were no borrowings outstanding under the Company’s Prior Credit Agreement at the time it was terminated as described above under Item 1.02, and there are no borrowings outstanding on the date of this Current Report on Form 8-K. The Company currently has $300.0 million of borrowing capacity available under the new Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. .......... Description
10.1 ...................... Credit Agreement among Symetra Financial Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of December 14, 2011
99.1 ...................... Press release, dated December 14, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symetra Financial Corporation

December 16, 2011	By:	/s/ David S. Goldstein

Name: David S. Goldstein
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement among Symetra Financial Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, dated as of December 14, 2011
99.1	Press Release, dated December 14, 2011